IMAX CORPORATION

Exhibit 32.2

CERTIFICATIONS

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (A) and (B) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), I, Patrick McClymont, Chief Financial Officer & Executive Vice President of IMAX Corporation, a Canadian corporation (the “Company”), hereby certify, to my knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 (the “Form 10-Q”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	October 20, 2016	By:	/s/ Patrick McClymont
		Name:	Patrick McClymont
		Title:	Chief Financial Officer & Executive Vice President